UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

CURRENT REPORT
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 19, 2011

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska  68137
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 19, 2011, Western Capital Resources, Inc. entered into an Asset Purchase Agreement with Cricket Communications, Inc. respecting the purchase by Western Capital of certain assets and leaseholds relating to three Cricket stores, two of which are located in Oklahoma City and the third of which is located in Tulsa, Oklahoma.  Western Capital Resources will not acquire any cash on hand or inventory, or intellectual property and certain other assets, of the stores in the transaction.  As a result, Western Capital’s total acquisition and start-up costs for these three store locations is expected to aggregate to approximately $500,000.  The Asset Purchase Agreement contains standard representations and warranties, including standard indemnification covenants.  The closing of the acquisition transaction is expected to occur on September 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.: (Registrant)

Date: August 25, 2011	By:	/s/ John Quandahl
John quandahl
Chief Executive Officer